Exhibit 10.39

AMENDMENT TO THE
PHARMACYCLICS INC. EMPLOYEE STOCK PURCHASE PLAN
In accordance with Subsection A of Article IX of the Pharmacyclics, Inc. Employee Stock Purchase Plan (“Plan”), the Plan is hereby amended effective May 9, 2013 to read as follows:
1.Subsection A of Article X of the Plan shall be amended by substituting a semicolon for a period at the conclusion thereof and by adding the following words after “2008 Annual Meeting”:

“on October 21, 2011, the Plan was amended by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 500,000 shares and the increase was approved by the stockholders at the 2011 Annual Meeting; and on March 28, 2013, the Plan was amended by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 300,000 shares and the increase was approved by the stockholders at the 2013 Annual Meeting.”
PHARMACYCLICS, INC.

/s/ Manmeet S. Soni
By: Manmeet S. Soni
Title: EVP, Finance
Date: 1/21/14

2504461-1